SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 13, 2002

                                 RIBAPHARM INC.
                              --------------------

             (Exact name of registrant as specified in its charter)

           DELAWARE                     1-31294             95-4805665
        ---------------             ---------------       ---------------

(State or other jurisdiction of       (Commission        (I.R.S. Employer
        incorporation)               File Number)       Identification No.)

                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626
                              --------------------

                    (Address of principal executive offices)

                                 (714) 427-6236
                              --------------------

              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         (a)      Ribapharm Seeks ICN's Board Assurance of Spin-Off

                  On December 20, 2002, Ribapharm Inc. (the "Company") issued a press release announcing that it has requested assurances from ICN Pharmaceuticals, Inc. ("ICN"), its 80% shareholder, that ICN intends to proceed with its previously announced tax free spin-off to ICN shareholders of all of its shares of Ribapharm common stock. A copy of the press release is attached hereto as an Exhibit.

         (b)      Amendment of Bylaws

                  On December 13, 2002, the Company's Board of Directors adopted an amendment to the amended and restated bylaws of the Company to add a new
Section 8(C)(4) to Article I, which sets forth the manner in which advance notice of a proposal of business by shareholders required by the Company's certificate of incorporation must be given. A copy of the amendment is attached hereto as an Exhibit.

ITEM 7.  EXHIBITS.

Exhibit No.     Description
-----------     -----------

      99.1 Press release, dated December 20, 2002, issued by the Company seeking ICN's Board assurance of spin-off.

      99.2 Amendment to amended and restated bylaws of the Company, effective December 13, 2002.






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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  December 20, 2002          RIBAPHARM INC.



                                 By:  /s/ Roger D. Loomis, Jr.
                                    ---------------------------------------
                                      Roger D. Loomis, Jr.
                                      Senior Vice President, General
                                      Counsel and Secretary




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                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

      99.1 Press release, dated December 20, 2002, issued by the Company seeking ICN's Board assurance of spin-off.

      99.2 Amendment to amended and restated bylaws of the Company, effective December 13, 2002.





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                                                                    EXHIBIT 99.1


                RIBAPHARM SEEKS ICN'S BOARD ASSURANCE OF SPIN-OFF

COSTA MESA, Calif., December 20, 2002 - Ribapharm Inc. (NYSE: RNA) today announced that it has requested assurances from ICN Pharmaceuticals, Inc. ("ICN"), its 80% shareholder, that ICN intends to proceed with its previously announced tax free spin off to ICN shareholders of all of its shares of Ribapharm common stock.

In a letter to ICN, Ribapharm requested a resolution from ICN's Board of Directors certifying ICN's intention to complete the spin off. Ribapharm noted in the letter that it had entered into certain tax arrangements under a tax sharing agreement with ICN based on the previously announced spin off. In connection with the continued performance of Ribapharm's obligations under that agreement, Ribapharm stated that it would need assurances of ICN's previously announced intentions.

"ICN committed publicly to spin off Ribapharm, and on behalf of all our stockholders we need to determine if ICN has now changed its position," said Johnson Y.N. Lau, M.D., Chairman and CEO of Ribapharm. "The Ribapharm Board of Directors is committed to enhancing the value of Ribapharm for all our stockholders, and continues to believe that the spin off is in the best interests of both ICN and Ribapharm."

Ribapharm is a biopharmaceutical company that seeks to discover, develop, acquire and commercialize innovative products for the treatment of significant unmet medical needs, principally in the antiviral and anticancer areas.

                                                                    EXHIBIT 99.2


   AMENDMENT TO BYLAWS ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 13, 2002

         RESOLVED, that the Bylaws of the Company be amended by adding a new
Section 8(C)(4) to Article I in the form set forth in the attachment to these minutes, and the executive officers of the Company are hereby authorized to prepare any filings with the Securities and Exchange Commission, the New York Stock Exchange or other applicable authority to give notice of such Bylaw amendment.

                 NEW SECTION 8(C)(4) OF ARTICLE I OF THE BYLAWS

(4) The advance notice of the proposal of business by stockholders required by Article VI, Section (c) of the Certificate of Incorporation shall be given in the manner set forth in this Section 8. In the case of action to be taken by stockholders at any annual or special meeting of stockholders, the required notices are set forth in paragraphs (A) and
         (B) of this Section 8. In the case of action to be taken by stockholders by written consent (during the period when action by written consent is not prohibited by Article VI, Section (d) of the Certificate of Incorporation), the stockholder or stockholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to the Secretary at the principal executive offices of the Corporation, a reasonable period (but not less than 35 days) before the proposed effective date of such action. Without limiting the foregoing, and consistent with paragraph
         (C)(3) of this Section 8, it is the intent of this notice requirement that the Corporation will be allowed an appropriate period to comply with Rule 14c-2 under the Exchange Act and other applicable disclosure requirements. To the extent relevant, the notice shall include the information referred to in paragraph (A)(2) of this Section 8.